Morgan Stanley Variable Investment Series Aggressive Equity Portfolio
                          Item 77(O) 10F-3 Transactions
                        July 1, 2004 - December 31, 2004



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Calamo  10/27    -     $18.00 $360,00   5,200    0.03%  0.14%   Citigr  Merril
   s     /04                   0,000                             oup,      l
 Asset                                                          Merril   Lynch
Manage                                                            l
 ment                                                           Lynch
                                                                & Co.,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                 Bank